Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Second Quarter Fiscal 2017 Results of Operations

Highlights

•	Korn Ferry reports an increase in Q2 FY’17 fee revenue compared to the year ago-quarter, driven by the Hay Group acquisition and strong revenue growth in Futurestep.

•	Fee revenue from Hay Group and North America Executive Search increased sequential quarter by $14.2 million and $10.9 million, respectively.

•	The Company began to execute on its share repurchase authorization by repurchasing 520,000 shares of common stock, representing 1% of our shares outstanding.

•	The Company declared a quarterly dividend of $0.10 per share on December 6, 2016, payable on January 16, 2017 to stockholders of record on December 20, 2016.

Los Angeles, CA, December 7, 2016 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced second quarter fee revenue of $401.9 million. Q2 FY’17 diluted earnings per share and adjusted diluted earnings per share were $0.52 and $0.59, respectively. Adjusted diluted earnings per share exclude $5.8 million or $0.10 per share of integration/acquisition costs.

“I am proud of the performance of our firm during the fiscal second quarter, achieving $402 million of fee revenue, representing 43% year over year growth. Profitability was also strong, with diluted earnings per share and adjusted diluted earnings per share of $0.52 and $0.59, respectively,” said Gary D. Burnison, CEO, Korn Ferry.

“After acquiring Hay Group 12 months ago, we’re now a much more diversified, balanced firm – with half of our revenue mix coming from organizational and talent advisory services and the other half from talent acquisition solutions. The synergies and investments we’ve made during this calendar year have not only enhanced our performance, but have provided us with a platform to both shape and accelerate our own growth. Clients are increasingly gravitating to our complete offerings which span recruitment, organizational design, talent strategy, assessment, leadership development, and compensation and reward services. As we enter 2017, we will continue our commitment to building a world-class people and organizational advisory firm.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$401.9	$280.6	$777.5	$548.0
Total revenue	$415.0	$291.4	$807.9	$570.7
Operating income	$46.5	$29.0	$51.1	$61.9
Operating margin	11.6%	10.3%	6.6%	11.3%
Net income attributable to Korn Ferry	$30.2	$18.0	$33.4	$41.1
Basic earnings per share	$0.53	$0.36	$0.59	$0.82
Diluted earnings per share	$0.52	$0.35	$0.58	$0.81

EBITDA Results (b):	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$57.5	$34.0	$77.7	$75.0
EBITDA margin	14.3%	12.1%	10.0%	13.7%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted fee revenue	N/A	N/A	$781.1	$548.0
Adjusted EBITDA (b)	$63.3	$46.0	$119.7	$87.7
Adjusted EBITDA margin (b)	15.7%	16.4%	15.4%	16.0%
Adjusted net income attributable to Korn Ferry	$34.1	$25.8	$63.6	$49.3
Adjusted basic earnings per share	$0.60	$0.51	$1.12	$0.98
Adjusted diluted earnings per share	$0.59	$0.51	$1.11	$0.97

(a)	Numbers may not total due to rounding.
(b)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (recoveries), net, integration/acquisition costs, and includes the deferred revenue adjustment related to the Hay Group acquisition. EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Integration/acquisition costs	$5.8	$12.0	$13.8	$12.7
Restructuring charges, net	$—	$—	$24.5	$—
Deferred revenue adjustment related to the Hay Group acquisition	$—	$—	$3.5	$—
Write-off of debt issuance costs	$—	$—	$1.0	$—

Fee revenue was $401.9 million in Q2 FY’17, an increase of 43.2% (45% increase on a constant currency basis) compared to Q2 FY’16.

•	The growth was primarily due to increases in fee revenue in Hay Group and Futurestep segments.

•	The increase in Hay Group is due to the acquisition that took place in the third quarter of fiscal 2016.

Operating margin was 11.6% in Q2 FY’17 compared to 10.3% in the year-ago quarter. EBITDA margin was 14.3% in Q2 FY’17 compared to 12.1% in Q2 FY’16. In Q2 FY’17, the increase in the operating and EBITDA margins was primarily due to the improvement in margins in the Hay Group segment due to the synergies achieved in connection with the Hay Group integration.

Adjusted EBITDA margin was 15.7%, compared to 16.4% in the year-ago quarter. The decline in Adjusted EBITDA margin was primarily due to a change in the business mix with a greater proportion of revenue being generated by Hay Group and Futurestep, which yield lower margins than Executive Search, partially offset by the synergies achieved in connection with the Hay Group integration.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$156.2	$156.5	$302.6	$308.6
Total revenue	$160.6	$161.5	$312.1	$319.5
Operating income	$37.4	$39.2	$64.4	$74.1
Operating margin	24.0%	25.1%	21.3%	24.0%

Ending number of consultants	501	494	501	494
Average number of consultants	495	490	495	473
Engagements billed	3,486	3,152	5,312	4,845
New engagements (b)	1,509	1,380	2,955	2,752

EBITDA Results (c):	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$39.0	$40.6	$67.9	$77.5
EBITDA margin	25.0%	26.0%	22.4%	25.1%

Adjusted Results (d):	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted EBITDA (c)	$39.0	$40.6	$70.7	$77.5
Adjusted EBITDA margin (c)	25.0%	26.0%	23.4%	25.1%

(a)    Numbers may not total due to rounding.

(b)    Represents new engagements opened in the respective period.

(c)    EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)    Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16

Restructuring charges, net	$—	$—	$2.8	$—

Fee revenue was $156.2 million in Q2 FY’17, essentially flat compared to Q2 FY’16 (with a $2.4 million or 2% increase on a constant currency basis).

Operating income was $37.4 million in Q2 FY’17 compared to $39.2 million in Q2 FY’16. Operating margin was 24.0% in Q2 FY’17 compared to 25.1% in the year-ago quarter. The decrease in operating income and operating margin was due to an increase in compensation and benefits expense of $1.3 million while fee revenue essentially remained flat. The increase in compensation and benefits expense was due to higher salaries and related payroll taxes driven by a 3% increase in average headcount in Q2 FY’17 compared to Q2 FY’16, and reflects our continued growth-related investments back into the business.

EBITDA was $39.0 million in Q2 FY’17 with an EBITDA margin of 25.0% compared to $40.6 million and 26.0%, respectively, in Q2 FY’16. EBITDA and EBITDA margin were both impacted by the same factors as operating income.

Selected Hay Group Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$188.8	$73.6	$363.4	$142.8
Total revenue	$192.4	$76.0	$373.9	$147.4
Operating income	$22.9	$7.8	$15.2	$15.3
Operating margin	12.1%	10.6%	4.2%	10.7%

Ending number of consultants (b)	563	184	563	184
Staff utilization (c)	69%	71%	68%	70%

EBITDA Results (d):	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$31.0	$11.3	$31.5	$21.7
EBITDA margin	16.4%	15.4%	8.7%	15.2%

Adjusted Results (e):	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted fee revenue	N/A	N/A	$367.0	$142.8
Adjusted EBITDA (d)	$35.3	$14.7	$65.1	$25.4
Adjusted EBITDA margin (d)	18.7%	19.9%	17.9%	17.8%

(a)    Numbers may not total due to rounding.

(b)    Represents number of employees originating consulting services.

(c)    Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.

(d)    EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(e)    Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Integration/acquisition costs	$4.4	$3.3	$8.6	$3.6
Restructuring charges, net	$—	$—	$21.5	$—
Deferred revenue adjustment related to the Hay Group acquisition	$—	$—	$3.5	$—

Fee revenue was $188.8 million in Q2 FY’17 compared to $73.6 million in Q2 FY’16 (with a $116.6 million or 158.4% increase on a constant currency basis). The quarter-over-quarter increase is primarily attributed to the legacy Hay Group acquisition that took place in the third quarter of fiscal 2016. As a result, consulting fee revenue was higher by $66.0 million in Q2 FY’17 compared to Q2 FY’16 with the remaining increase of $49.2 million being generated by productized services.

Operating income was $22.9 million in Q2 FY’17, resulting in an operating margin of 12.1%, an increase of $15.1 million compared to Q2 FY’16 operating income and margin of $7.8 million and 10.6%, respectively. The change in operating income was primarily due to higher fee revenue of $115.2 million, partially offset by increases in compensation and benefit expense of $72.9 million, $15.5 million in general and administrative expenses, $7.3 million in cost of services and $4.4 million in depreciation and amortization expense. The increase in operating expenses was due to the legacy Hay Group acquisition that took place in the third quarter of fiscal 2016.

EBITDA was $31.0 million in Q2 FY’17, with a margin of 16.4%, up from $11.3 million and 15.4%, respectively, in Q2 FY’16. Adjusted EBITDA was $35.3 million in Q2 FY’17, an increase of $20.6 million compared to Q2 FY’16, resulting in an Adjusted EBITDA margin of 18.7% in the current quarter compared to 19.9% in the year-ago quarter. The increase in Adjusted EBITDA was due to the same factors impacting operating income (excluding depreciation and amortization expense).

Selected Futurestep Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$56.8	$50.5	$111.5	$96.6
Total revenue	$62.0	$53.9	$121.9	$103.8
Operating income	$7.8	$6.9	$15.3	$13.1
Operating margin	13.7%	13.6%	13.7%	13.5%

Engagements billed (b)	1,025	893	1,595	1,363
New engagements (c)	559	462	1,078	933

EBITDA Results (d):	Second Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$8.5	$7.5	$16.6	$14.3
EBITDA margin	14.9%	14.8%	14.9%	14.8%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $56.8 million in Q2 FY’17, an increase of 12.5% (14.1% on a constant currency basis), compared to the year-ago quarter.

•	The higher fee revenue was driven by a $4.4 million increase in recruitment process outsourcing in Q2 FY’17 compared to Q2 FY’16.

•	The rest of the increase was due to a 15% increase in engagements billed in Q2 FY’17 compared to Q2 FY’16, that drove higher fee revenue from professional search, which represents 44% of Futurestep fee revenue.

Operating income was $7.8 million in Q2 FY’17, an increase of $0.9 million, compared to Q2 FY’16, resulting in an operating margin of 13.7% in the current quarter compared to 13.6% in the year-ago quarter, an increase of 10 bps.

EBITDA was $8.5 million during Q2 FY’17 with an EBITDA margin of 14.9%, an increase of 10 bps from the prior year.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

•	Q3 FY’17 fee revenue is expected to be in the range of $370 million and $390 million; and

•	Q3 FY’17 diluted earnings per share is likely to range between $0.36 to $0.46.

On a consolidated as adjusted basis:

•	Q3 FY’17 adjusted diluted earnings per share is expected to be in the range from $0.48 to $0.56.

	Q3 FY’17
	Earnings Per Share Outlook(1)
	Low	High
Consolidated diluted earnings per share	$0.36	$0.46
Integration/acquisition costs	0.04	0.03
Restructuring charges, net	0.06	0.04
Retention bonuses	0.07	0.07
Tax rate impact	(0.05)	(0.04)

Consolidated adjusted diluted earnings per share	$0.48	$0.56

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 7:30 AM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Executive Search, Hay Group and Futurestep divisions. Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Hay Group, our ability to recognize the anticipated benefits of the acquisition of Hay Group which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Hay Group, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring charges, net, integration/acquisition costs, write-off of debt issuance costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net, integration/acquisition costs, write-off of debt issuance costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, net, integration/acquisition costs and includes the deferred revenue adjustment related to the Hay Group acquisition, and Adjusted EBITDA margin; and

•	Adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) costs we incurred to acquire and integrate the Hay Group acquisition, 2) charges we incurred to restructure the combined company due to the acquisition of Hay Group, 3) debt issuance costs written-off upon replacement of credit facility and 4) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management no longer has adjusted fee revenue after Q1 FY’17. The use of these non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
	(unaudited)
Fee revenue	$401,917	$280,600	$777,538	$547,994
Reimbursed out-of-pocket engagement expenses	13,037	10,739	30,349	22,680

Total revenue	414,954	291,339	807,887	570,674

Compensation and benefits	270,609	188,608	533,576	368,064
General and administrative expenses	54,134	44,563	109,476	82,054
Reimbursed expenses	13,037	10,739	30,349	22,680
Cost of services	18,874	11,236	35,706	21,356
Depreciation and amortization	11,752	7,180	23,196	14,603
Restructuring charges, net	—	—	24,520	—

Total operating expenses	368,406	262,326	756,823	508,757

Operating income	46,548	29,013	51,064	61,917
Other (loss) income, net	(879)	(2,646)	3,380	(2,720)
Interest expense, net	(2,736)	(544)	(5,797)	(843)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	42,933	25,823	48,647	58,354
Equity in earnings of unconsolidated subsidiaries	29	540	108	1,265
Income tax provision	11,906	8,392	13,631	18,566

Net income	31,056	17,971	35,124	41,053
Net income attributable to noncontrolling interest	(904)	—	(1,764)	—

Net income attributable to Korn/Ferry International	$30,152	$17,971	$33,360	$41,053

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.53	$0.36	$0.59	$0.82

Diluted	$0.52	$0.35	$0.58	$0.81

Weighted-average common shares outstanding:
Basic	56,614	49,981	56,401	49,737

Diluted	56,983	50,362	56,863	50,233

Cash dividends declared per share:	$0.10	$0.10	$0.20	$0.20

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,					Six Months Ended October 31,
	2016		2015	% Change		2016		2015	% Change
Fee Revenue:
Executive search:
North America	$92,732		$92,788	(0%	)	$174,534		$183,147	(5%	)
EMEA	34,779		36,570	(5%	)	70,149		72,660	(3%	)
Asia Pacific	19,470		20,998	(7%	)	39,096		40,213	(3%	)
Latin America	9,247		6,116	51%		18,810		12,542	50%

Total executive search	156,228		156,472	(0%	)	302,589		308,562	(2%	)
Hay Group	188,842		73,602	157%		363,424		142,842	154%
Futurestep	56,847		50,526	13%		111,525		96,590	15%

Total fee revenue	401,917		280,600	43%		777,538		547,994	42%
Reimbursed out-of-pocket engagement expenses	13,037		10,739	21%		30,349		22,680	34%

Total revenue	$414,954		$291,339	42%		$807,887		$570,674	42%

		Margin		Margin			Margin		Margin
Operating Income (Loss):
Executive search:
North America	$26,272	28.3%	$27,422	29.6%		$42,740	24.5%	$51,567	28.2%
EMEA	6,847	19.7%	6,929	18.9%		12,874	18.4%	13,205	18.2%
Asia Pacific	2,028	10.4%	3,907	18.6%		4,130	10.6%	6,893	17.1%
Latin America	2,284	24.7%	970	15.9%		4,614	24.5%	2,478	19.8%

Total executive search	37,431	24.0%	39,228	25.1%		64,358	21.3%	74,143	24.0%
Hay Group	22,943	12.1%	7,778	10.6%		15,200	4.2%	15,273	10.7%
Futurestep	7,787	13.7%	6,896	13.6%		15,300	13.7%	13,085	13.5%
Corporate	(21,613)		(24,889)			(43,794)		(40,584)

Total operating income	$46,548	11.6%	$29,013	10.3%		$51,064	6.6%	$61,917	11.3%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31, 2016	April 30, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$250,033	$273,252
Marketable securities	29,766	11,338
Receivables due from clients, net of allowance for doubtful accounts of $12,901 and $11,292 respectively	360,788	315,975
Income taxes and other receivables	23,455	20,579
Prepaid expenses and other assets	51,314	43,130

Total current assets	715,356	664,274

Marketable securities, non-current	110,217	130,092
Property and equipment, net	108,371	95,436
Cash surrender value of company owned life insurance policies, net of loans	110,888	107,296
Deferred income taxes	26,235	27,163
Goodwill	586,290	590,072
Intangible assets, net	225,037	233,027
Investments and other assets	67,679	51,240

Total assets	$1,950,073	$1,898,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$27,711	$26,634
Income taxes payable	3,015	8,396
Compensation and benefits payable	176,218	266,211
Term loan	19,754	30,000
Other accrued liabilities	138,738	145,023

Total current liabilities	365,436	476,264

Deferred compensation and other retirement plans	214,032	216,113
Term loan, non-current	246,099	110,000
Deferred tax liabilities	14,090	5,088
Other liabilities	56,272	43,834

Total liabilities	895,929	851,299

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 70,640 and 69,273 shares issued and 57,601 and 57,272 shares outstanding, respectively	703,073	702,098
Retained earnings	422,723	401,113
Accumulated other comprehensive loss, net	(75,243)	(57,911)

Total Korn/Ferry International stockholders’ equity	1,050,553	1,045,300
Noncontrolling interest	3,591	2,001

Total stockholders’ equity	1,054,144	1,047,301

Total liabilities and stockholders’ equity	$1,950,073	$1,898,600

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
	(unaudited)
Fee revenue	$401,917	$280,600	$777,538	$547,994
Deferred revenue adjustment due to acquisition (1)	—	—	3,535	—

Adjusted fee revenue	$401,917	$280,600	$781,073	$547,994

Operating income	$46,548	$29,013	$51,064	$61,917
Depreciation and amortization	11,752	7,180	23,196	14,603
Other (loss) income, net	(879)	(2,646)	3,380	(2,720)
Equity in earnings of unconsolidated subsidiaries, net	29	540	108	1,265

EBITDA	57,450	34,087	77,748	75,065
Deferred revenue adjustment due to acquisition (1)	—	—	3,535	—
Restructuring charges, net (2)	—	—	24,520	—
Integration/acquisition costs (3)	5,820	11,994	13,847	12,668

Adjusted EBITDA	$63,270	$46,081	$119,650	$87,733

Operating margin	11.6%	10.3%	6.6%	11.3%
Depreciation and amortization	2.9%	2.6%	3.0%	2.7%
Other (loss) income, net	(0.2%)	(1.0%)	0.4%	(0.5%)
Equity in earnings of unconsolidated subsidiaries, net	—	0.2%	—	0.2%

EBITDA margin	14.3%	12.1%	10.0%	13.7%
Deferred revenue adjustment due to acquisition (1)	—	—	0.5%	—
Restructuring charges, net (2)	—	—	3.1%	—
Integration/acquisition costs (3)	1.4%	4.3%	1.8%	2.3%

Adjusted EBITDA margin	15.7%	16.4%	15.4%	16.0%

Net income attributable to Korn/Ferry International	$30,152	$17,971	$33,360	$41,053
Deferred revenue adjustment due to acquisition (1)	—	—	3,535	—
Restructuring charges, net (2)	—	—	24,520	—
Integration/acquisition costs (3)	5,820	11,994	13,847	12,668
Write-off of debt issuance costs (4)	—	—	954	—
Tax effect on the above items (5)	(1,916)	(4,168)	(12,634)	(4,383)

Adjusted net income attributable to Korn/Ferry International	$34,056	$25,797	$63,582	$49,338

Basic earnings per common share	$0.53	$0.36	$0.59	$0.82
Deferred revenue adjustment due to acquisition (1)	—	—	0.06	—
Restructuring charges, net (2)	—	—	0.43	—
Integration/acquisition costs (3)	0.10	0.24	0.25	0.25
Write-off of debt issuance costs (4)	—	—	0.02	—
Tax effect on the above items (5)	(0.03)	(0.09)	(0.23)	(0.09)

Adjusted basic earnings per share	$0.60	$0.51	$1.12	$0.98

Diluted earnings per common share	$0.52	$0.35	$0.58	$0.81
Deferred revenue adjustment due to acquisition (1)	—	—	$0.06	—
Restructuring charges, net (2)	—	—	$0.43	—
Integration/acquisition costs (3)	0.10	0.24	$0.24	0.25
Write-off of debt issuance costs (4)	—	—	$0.02	—
Tax effect on the above items (5)	(0.03)	(0.08)	$(0.22)	(0.09)

Adjusted diluted earnings per share	$0.59	$0.51	$1.11	$0.97

Explanation of Non-GAAP Adjustments

(1)	Increase in fee revenue relating to the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment. On a GAAP basis, Hay Group fee revenue was $363.4 million during the six months ended October 31, 2016. On an adjusted basis, Hay Group fee revenue was $367.0 million during the six months ended October 31, 2016.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Hay Group on December 1, 2015.
(3)	Costs associated with completing the acquisition of Hay Group, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Write-off of debt issuance costs as a result of replacing the prior Credit Agreement with a new senior secured Credit Agreement.
(5)	Tax effect on deferred revenue adjustment associated with the acquisition of Hay Group, restructuring charges, net, integration/acquisition costs and the write-off of debt issuance costs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$92,732	$34,779	$19,470	$9,247	$156,228	$188,842	$56,847	$—	$401,917

Net income attributable to Korn/Ferry International									$30,152
Net income attributable to noncontrolling interest									904
Other loss, net									879
Interest expense, net									2,736
Equity in earnings of unconsolidated subsidiaries, net									(29)
Income tax provision									11,906

Operating income (loss)	$26,272	$6,847	$2,028	$2,284	$37,431	$22,943	$7,787	$(21,613)	46,548
Depreciation and amortization	990	229	264	174	1,657	8,025	669	1,401	11,752
Other income (loss), net	(92)	(80)	24	24	(124)	(11)	—	(744)	(879)
Equity in earnings of unconsolidated subsidiaries, net	29	—	—	—	29	—	—	—	29

EBITDA	27,199	6,996	2,316	2,482	38,993	30,957	8,456	(20,956)	57,450

EBITDA margin	29.3%	20.1%	11.9%	26.8%	25.0%	16.4%	14.9%		14.3%
Integration/acquisition costs	—	—	—	—	—	4,365	—	1,455	5,820

Adjusted EBITDA	$27,199	$6,996	$2,316	$2,482	$38,993	$35,322	$8,456	$(19,501)	$63,270

Adjusted EBITDA margin	29.3%	20.1%	11.9%	26.8%	25.0%	18.7%	14.9%		15.7%

	Three Months Ended October 31, 2015
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$92,788	$36,570	$20,998	$6,116	$156,472	$73,602	$50,526	$—	$280,600

Net income attributable to Korn/Ferry International									$17,971
Net income attributable to noncontrolling interest									—
Other loss, net									2,646
Interest expense, net									544
Equity in earnings of unconsolidated subsidiaries, net									(540)
Income tax provision									8,392

Operating income (loss)	$27,422	$6,929	$3,907	$970	$39,228	$7,778	$6,896	$(24,889)	29,013
Depreciation and amortization	832	232	223	73	1,360	3,588	578	1,654	7,180
Other (loss) income, net	(127)	7	(6)	33	(93)	(17)	8	(2,544)	(2,646)
Equity in earnings of unconsolidated subsidiaries, net	140	—	—	—	140	—	—	400	540

EBITDA	28,267	7,168	4,124	1,076	40,635	11,349	7,482	(25,379)	34,087

EBITDA margin	30.5%	19.6%	19.6%	17.6%	26.0%	15.4%	14.8%		12.1%
Integration/acquisition costs	—	—	—	—	—	3,310	—	8,684	11,994

Adjusted EBITDA	$28,267	$7,168	$4,124	$1,076	$40,635	$14,659	$7,482	$(16,695)	$46,081

Adjusted EBITDA margin	30.5%	19.6%	19.6%	17.6%	26.0%	19.9%	14.8%		16.4%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$174,534	$70,149	$39,096	$18,810	$302,589	$363,424	$111,525	$—	$777,538

Net income attributable to Korn/Ferry International									$33,360
Net income attributable to noncontrolling interest									1,764
Other income, net									(3,380)
Interest expense, net									5,797
Equity in earnings of unconsolidated subsidiaries, net									(108)
Income tax provision									13,631

Operating income (loss)	$42,740	$12,874	$4,130	$4,614	$64,358	$15,200	$15,300	$(43,794)	51,064
Depreciation and amortization	1,820	440	489	288	3,037	16,041	1,292	2,826	23,196
Other income (loss), net	196	(56)	111	97	348	224	(2)	2,810	3,380
Equity in earnings of unconsolidated subsidiaries, net	108	—	—	—	108	—	—	—	108

EBITDA	44,864	13,258	4,730	4,999	67,851	31,465	16,590	(38,158)	77,748

EBITDA margin	25.7%	18.9%	12.1%	26.6%	22.4%	8.7%	14.9%		10.0%
Restructuring charges, net	1,706	128	622	360	2,816	21,488	—	216	24,520
Integration/acquisition costs	—	—	—	—	—	8,629	—	5,218	13,847
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted EBITDA	$46,570	$13,386	$5,352	$5,359	$70,667	$65,117	$16,590	$(32,724)	$119,650

Adjusted EBITDA margin	26.7%	19.1%	13.7%	28.5%	23.4%	17.9%	14.9%		15.4%

	Six Months Ended October 31, 2015
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$183,147	$72,660	$40,213	$12,542	$308,562	$142,842	$96,590	$—	$547,994

Net income attributable to Korn/Ferry International									$41,053
Net income attributable to noncontrolling interest									—
Other loss, net									2,720
Interest expense, net									843
Equity in earnings of unconsolidated subsidiaries, net									(1,265)
Income tax provision									18,566

Operating income (loss)	$51,567	$13,205	$6,893	$2,478	$74,143	$15,273	$13,085	$(40,584)	61,917
Depreciation and amortization	1,659	597	469	151	2,876	7,336	1,163	3,228	14,603
Other (loss) income, net	(95)	150	12	272	339	(880)	8	(2,187)	(2,720)
Equity in earnings of unconsolidated subsidiaries, net	226	—	—	—	226	—	—	1,039	1,265

EBITDA	53,357	13,952	7,374	2,901	77,584	21,729	14,256	(38,504)	75,065

EBITDA margin	29.1%	19.2%	18.3%	23.1%	25.1%	15.2%	14.8%		13.7%
Integration/acquisition costs	—	—	—	—	—	3,639	—	9,029	12,668

Adjusted EBITDA	$53,357	$13,952	$7,374	$2,901	$77,584	$25,368	$14,256	$(29,475)	$87,733

Adjusted EBITDA margin	29.1%	19.2%	18.3%	23.1%	25.1%	17.8%	14.8%		16.0%